UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2023

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Controller and Principal Accounting Officer

On March 17, 2023, the Board of Directors (the “Board”) of Bird Global, Inc. (the “Company”) appointed Jeff Vance to serve as the Company’s Corporate Controller and Principal Accounting Officer, effective April 3, 2023.

Mr. Vance, 51, was previously the Vice President and Corporate Controller of Tonal Systems, Inc., holding the role since March 2020. Prior to his time at Tonal, Mr. Vance spent approximately 15 years with IMAX Corporation in Ontario, Canada, where he held various positions, including most recently as the Senior Vice President, Finance & Controller. Mr. Vance holds a Bachelor of Commerce, Finance and Economics degree from the University of Toronto.

Mr. Vance has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Vance and any other person pursuant to which Mr. Vance was appointed as an executive officer. Additionally, there are no transactions involving Mr. Vance that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Controller and Principal Accounting Officer

On March 17, 2023, Gregory A. Wright, the Controller and Principal Accounting Officer of the Company, notified the Company of his resignation, effective immediately. In connection with Mr. Wright's departure, the Company entered into a severance agreement with Mr. Wright.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: March 23, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Chief Financial Officer